UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 10, 2005

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 10, 2005, H.B. Fuller Company (the “Company”) announced its sales and earnings for the fourth quarter and fiscal year ended November 27, 2004. As described in more detail in Item 4.02 of this report, following the recommendation of management, the Company’s Audit Committee on February 10, 2004 concluded that the Company’s financial statements for the second and third quarters of fiscal 2004 should be restated and therefore should no longer be relied upon. In addition, the Company announced that it is filing a notification with the Securities and Exchange Commission on Form 12b-25 concerning the Company’s need to delay the filing of its Annual Report on Form 10-K for its fiscal year ended November 27, 2004. A copy of the press release that discusses these matters is furnished as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) Following the recommendation of management, on February 10, 2005, the Company’s Audit Committee concluded that the Company’s financial statements for the second and third quarters of fiscal year 2004 should be restated and, therefore, should no longer be relied upon due to accounting irregularities uncovered during an internal investigation led by the Audit Committee into financial reporting and accounting matters at the Company’s Chilean operations. This investigation and the anticipated effects of the restatement are more fully described below. The Company intends to restate the results for these quarters in its Annual Report on Form 10-K for the fiscal year ended November 27, 2004. The Audit Committee and management have discussed this matter with the Company’s independent accountants, KPMG LLP.

On January 10, 2005, the Company determined that it was unable to reconcile certain balance sheet accounts relating to its Chilean operations. As a result, and as previously announced on January 11, 2005, the Company postponed its planned fourth quarter and year-end earnings release scheduled for that date. Promptly thereafter, the Audit Committee commenced an independent investigation into the accounting and financial reporting matters at the Company’s Chilean operations. The Audit Committee engaged special counsel, Faegre & Benson LLP, and the independent accounting firm Ernst & Young LLP to assist in its investigation and report on this matter.

The investigation of the Chilean operations continues. The evidence to date indicates that certain members of the local accounting organization knowingly recorded incorrect entries to certain accounts in the Chilean financial statements. Furthermore, the investigation indicates a portion of these accounting irregularities involved the misappropriation of Company assets. The impact of these actions, which the investigation indicates began in fiscal year 1999, resulted in the cumulative overstatement of net income totaling $3.1 million. The Company’s planned restatement will correct overstatements of net income of $0.5 million ($0.02 impact to earnings per share on a diluted basis) and $0.6 million ($0.02 impact to earnings per share on a diluted basis) for the second and third quarters of fiscal 2004, respectively.

As a result of the discrepancies in the Chilean financial statements as described above, the Company has determined that it has an internal control deficiency that constitutes a material weakness, as defined by the Public Company Accounting Oversight Board’s Auditing Standard No. 2. An internal control material weakness is a significant deficiency, or aggregation of deficiencies, that does not reduce, to a relatively low level, the risk that a material misstatement in the financial statements will be prevented, or detected, on a timely basis by employees in the normal course of their work. The material weakness identified by the Company was the insufficient supervision and oversight of certain local accounting personnel within the Latin America region. Consequently, management is unable to conclude that the Company’s internal controls over financial reporting are effective as of November 27, 2004. An assessment of the Company’s internal controls to this effect will be included in its Annual Report on Form 10-K.

Because the investigation by the Audit Committee is ongoing and the Company’s year end financial statement audit is not complete, there can be no assurance that the financial information included in this filing will not change upon completion of the Audit Committee’s internal review and completion of the audit.

Safe Harbor for Forward-Looking Statements

Certain statements in this filing may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations (particularly with respect to the euro, the British pound, the Japanese yen, the Australian and Canadian dollars, the Argentine peso and the Brazilian real); the effect of new accounting pronouncements and accounting charges and credits; the results of the Company’s continuing review of the accuracy of the financial statements of its Chilean operations and completion of the Company’s fiscal year 2004 audit; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-K filing of February 25, 2004 and 10-Q filings of April 6, July 2 and October 4, 2004. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business makes it difficult to determine with certainty the increases or decreases in sales resulting from changes in the volume of products sold, currency impact, changes in product mix and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included. References to volume changes include volume, product mix, and delivery charges, combined.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release, dated February 10, 2005, issued by H.B. Fuller Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 10, 2005

H.B. FULLER COMPANY

By:	/s/ Patricia L. Jones
Patricia L. Jones Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 10, 2005, issued by H.B. Fuller Company